Prospectus Supplement dated October 1, 2003 to Prospectus Supplement dated September 22, 2003 (to Prospectus dated September 22, 2003)

$1,465,297,000 (APPROXIMATE)

NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 2003-4
ASSET BACKED PASS-THROUGH CERTIFICATES

NEW CENTURY MORTGAGE SECURITIES, INC.
DEPOSITOR

NEW CENTURY MORTGAGE CORPORATION
MASTER SERVICER

         The tables under "Method of Distribution" on page S-99 are deleted in their entirety and replaced with the following:

                                         ORIGINAL         ORIGINAL        ORIGINAL        ORIGINAL
                                        CERTIFICATE      CERTIFICATE     CERTIFICATE     CERTIFICATE
                                         PRINCIPAL        PRINCIPAL       PRINCIPAL       PRINCIPAL
                                      BALANCE OF THE   BALANCE OF THE  BALANCE OF THE  BALANCE OF THE
                                         CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4
            UNDERWRITERS               CERTIFICATES     CERTIFICATES    CERTIFICATES    CERTIFICATES
            ------------               ------------     ------------    ------------    ------------
UBS Securities LLC...................    $ 635,879,300   $ 105,000,000    $ 56,834,400    $ 51,782,500
Banc of America Securities LLC.......    $  90,839,900   $  15,000,000    $  8,119,200    $  7,397,500
Citigroup Global Markets Inc. .......    $  90,839,900   $  15,000,000    $  8,119,200    $  7,397,500
Morgan Stanley & Co. Incorporated....    $  90,839,900   $  15,000,000    $  8,119,200    $  7,397,500


                                        ORIGINAL        ORIGINAL         ORIGINAL        ORIGINAL        ORIGINAL        ORIGINAL
                                      CERTIFICATE      CERTIFICATE     CERTIFICATE      CERTIFICATE     CERTIFICATE     CERTIFICATE
                                       PRINCIPAL        PRINCIPAL       PRINCIPAL        PRINCIPAL       PRINCIPAL       PRINCIPAL
                                     BALANCE OF THE  BALANCE OF THE   BALANCE OF THE  BALANCE OF THE  BALANCE OF THE  BALANCE OF THE
                                       CLASS M-1        CLASS M-2       CLASS M-3        CLASS M-4       CLASS M-5       CLASS M-6
            UNDERWRITERS              CERTIFICATES    CERTIFICATES     CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
            ------------              ------------    ------------     ------------    ------------    ------------    ------------
UBS Securities LLC..................   $ 68,380,200    $  55,230,700    $ 15,780,100    $ 13,150,200    $ 13,150,200    $ 10,520,300
Banc of America Securities LLC......   $  9,768,600    $   7,890,100    $  2,254,300    $  1,878,600    $  1,878,600    $  1,502,900
Citigroup Global Markets Inc. ......   $  9,768,600    $   7,890,100    $  2,254,300    $  1,878,600    $  1,878,600    $  1,502,900
Morgan Stanley & Co. Incorporated...   $  9,768,600    $   7,890,100    $  2,254,300    $  1,878,600    $  1,878,600    $  1,502,900

This prospectus supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement dated September 22, 2003 and prospectus dated September 22, 2003.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               UBS INVESTMENT BANK
                                 (Lead Manager)

BANC OF AMERICA SECURITIES LLC      CITIGROUP                     MORGAN STANLEY
                                  (Co-Managers)